YIT YIT - More life in sustainable cities Investor
presentation November 2017 yitgroup.com

Contents 1 Merger of YIT and Lemminkainen 2 YIT in brief 3 3
Strategy and business model 8 4 Latest highlights 14 5
Housing Finland and CEE 19 6 Housing Russia 29 7 Business
Premises and Infrastructure 35 8 Key financials 43 9 Looking ahead and conclusions 51 10 Why invest in YIT? 54 11
Appendices 58 YIT | 2 | Investor presentation, November 2017
YIT

1 Merger of YIT and Lemminkainen

Summary of the merger Structure The combination would be
completed via an all-share absorption merger whereby
Lemminkainen would be merged into YIT Issuance of new YIT
shares as merger consideration to Lemminkainen's existing
shareholders results in a post-transaction ownership of 60%
of the combined company for YIT's shareholders and 40% for
Lemminkainen's shareholders (assuming none of Lemminkainen
shareholders demands redemption of his/her shares)
Decision-making Merger plan and combination agreement
between the parties (signed by YIT's and Lemminkainen's BoD
on June 19) The final decision on the merger is made by the
extraordinary general meetings (EGM; 2/3 majority) of both
companies Prospectus to be published before the EGMs
Corporate Governance Proposed Board of Directors: 4 x YIT
and 4 x Lemminkainen Proposed CEO: Kari Kauniskangas (YIT)
and CFO: Ilkka Salonen (Lemminkainen) The rest of the
management group of the combined entity will include current representatives of both YIT and Lemminkainen (TBA)
Appointments conditional on the successful completion of the merger Deal certainty Voting undertakings from the largest
shareholders of both companies representing approximately
20% of shares and votes in YIT and approximately 64% of
shares and votes in Lemminkainen Final decision on the
merger to be made in EGMs later in the Autumn Valuation
consideration The shareholders of Lemminkainen will receive
3.6146 new YIT shares for each share in Lemminkainen as the
merger consideration whereby the shareholders of
Lemminkainen will receive 40% ownership in the combined
company (assuming no redemption of opposing shareholders)
Based on the volume weighted average share prices of YIT and
Lemminkainen during the last three months YIT's shareholders would receive 67.1% and Lemminkainen's shareholders would
receive 32.9% of the combined entity Timing Announcement on
Monday, June 19 Targeted publication of prospectus in late
August Planned date for YIT's and Lemminkainen's EGMs is
Tuesday, September 12 Closing on January 1, 2018, most
probably YIT | 4 | Investor presentation, November 2017
Lemminkainen YIT

YIT's and Lemminkainen's recent years in brief 2013 Partial
demerger Focus on cash flow and strengthening balance sheet
Improving profitability Seeking growth Speeding up growth
2014 Turnaround Focus on stronger balance sheet and
operational efficiency Seeking growth 2017 Target to become
together a leading urban developer in Northern Europe YIT |
5 | Investor presentation, November 2017 Lemminkainen YIT

YIT and Lemminkainen to combine Deal rationale 1 Strong
platform for growth Target to become a leader in urban
development More balanced business portfolio (Infra,
Housing, Business Premises, Partnership Properties) Wider
geographical presence in several economic regions 2
Synergies and improved competitiveness Good references and
wide pool of professional people Potential for profitability improvement Wider opportunities for specialization and scale
3 Improved financial position and reduced risk profile
Counter cyclicality of businesses and geographies Lower
financing costs Lower dependency on investment demand 4
Enhanced investment case Significant market value, good
liquidity of the share Balanced and improved risk profile
Growing dividend expectation YIT | 6 | Investor
presentation, November 2017 Lemminkainen YIT

Transaction overview YIT The transaction would be executed
as an absorption merger whereby Lemminkainen is merged into
YIT and thereafter dissolved 3.6146 new YIT shares 3.6146
new YIT shares would be issued for each share in
Lemminkainen as merger consideration to the shareholders of
Lemminkainen in exchange for all assets, liabilities and
businesses of Lemminkainen 60% 40% After the transaction the current shareholders of YIT would own 60% of the combined
entity whereas the current shareholders of Lemminkainen
would own 40% (assuming no redemption of opposing
shareholders) Transaction Current owners of YIT 100% YIT All assets, liabilities and businesses (merger) Lemminkainen
100% Current owners of Lemminkainen Merger consideration in
new YIT shares Post transaction structure Current owners of
YIT 60% Combined YIT and Lemminkainen 40% Current owners of
Lemminkainen YIT | 7 | Investor presentation, November 2017
Lemminkainen YIT

Combined portfolio 2016 Geographic revenue split, 2016*
(EURm) YIT Lemminkainen Infrastructure construction and
Paving: 552 Building construction incl. housing: 581
Business premises, Housing and Infra: 1,316 Infrastructure
construction and Paving: 377 Paving and Building
construction: 55 Housing: 269 Infrastructure construction
and Paving: 117 Business premises and Housing: 199 *
Preliminary combined high level illustrative estimates for
the geographical, operational and business logic splits
reflect the external and internal reporting of YIT and
Lemminkainen prepared under both POC and IFRS principles for the year 2016. Illustrative high level estimates of splits
presented are based on a hypothetical situation and are not
intended to project the revenue split of the Combined entity in the future. The illustrative information should not be
viewed as pro forma information. Illustrative combined
revenue splits 2016* Geographic split* Baltics, CEE and
others Russia Scandinavia Finland Operational split* Paving
and maintenance Housing Business premises Infra projects
Business logic split* Own based Contracting-based Real
estate development New contracting Maintenance, renovation
and paving Residential development YIT | 8 | Investor
presentation, November 2017 Lemminkainen YIT

# Pro forma (IFRS) income statement information

| Unaudited | 1.1 - 31.12. 2016 | | | | 1.1 - 30.6.2017 | | | |
|---|---|---|---|---|---|---|---|---|
| EURm | Combined | Merger | YIT | Lemminkäinen | Combined | Merger | YIT | Lemminkäinen |
| Revenue | 3 387.0 | -11.0[1] | 1 678.3 | 1 719.7 | 1 679.4 | -2.3[2] | 961.2 | 720.5 |
| Operating profit | 45.3 | -38.7[3] | 17.7 | 66.3 | -1.8 | -10.2[4] | 25.8 | -17.4 |
| Adjusted operating profit[5] | 61.7 | -26.8 | 44.7 | 43.8 | 1.6 | -13.1 | 26.9 | -12.3 |

Note: More extensive description of the merger-related changes are available in the merger prospectus

1) Elimination of transactions between YIT and Lemminkäinen (EUR -11.0 million)

2) Elimination of transactions between YIT and Lemminkäinen (EUR -2.3 million)

3) Adjustments in Materials and supplies (EUR -3.6 million), Personnel expenses (EUR -0.0 million), Other operating expenses (EUR -12.0 million) and Depreciation, amortisation and impairment (EUR -12.1 million), and including elimination of transactions between YIT and Lemminkäinen in Revenue (EUR -11.0 million)

4) Adjustments in Materials and supplies (EUR -5.0 million), Personnel expenses (EUR 0.3 million), Other operating expenses (EUR 2.9 million) and Depreciation, amortisation and impairment (EUR -6.0 million), and including elimination of transactions between YIT and Lemminkäinen in Revenue (EUR -2.3 million)

5) Pro forma adjusted operating profit excludes pro forma adjustments that do not have a continuing impact on the Combined Company's results and which are deemed to be material items outside ordinary course of business comprising transaction costs related to the Merger. YIT defines adjusted operating profit as operating profit excluding material items outside ordinary course of business

YIT | 9 | Investor presentation, November 2017

# Pro forma balance sheet and key figure information

| Unaudited | 30.6.2017 | | | |
|---|---|---|---|---|
| EURm | Combined | Merger | YIT | Lemminkäinen |
| Non-current assets | 868.7 | 374.5[1] | 253.1 | 241.2 |
| Total current assets excluding cash and cash equivalents | 2 674.2 | 27.4[2] | 1 926.1 | 720.7 |
| Cash and cash equivalents | 77.1 | -14.5 | 35.3 | 56.2 |
| Total assets | 3 620.0 | 387.5 | 2 214.5 | 1 018.0 |
| | | | | |
| Total equity | 1 122.6 | 294.9 | 533.4 | 294.3 |
| Non-current liabilities | 585.4 | 51.6[3] | 384.8 | 149.0 |
| Current liabilities | 1 912.0 | 41.0[4] | 1 296.4 | 574.7 |
| Total equity and liabilities | 3 620.0 | 387.5 | 2 214.5 | 1 018.0 |
| | | | | |
| Net interest-bearing debt at the end of period | 789.7 | 59.7 | 573.3 | 156.8 |
| Gearing ratio at the end of period% | 73.9% | | 115.0% | 53.3% |
| Equity ratio at the end of the period% | 37.8% | | 30.7% | 34.7% |

Note: More extensive descriptions of the merger-related changes are available in the merger prospectus. Unaudited Pro Forma Financial Information set forth herein has been rounded. Accordingly, in certain instances, the sum of the numbers in a column or row may not conform exactly to the total amount given for that column or row

1) Adjustments in Property, plant and equipment (EUR 18.8 million), Goodwill (EUR 327.9 million), Other intangible assets (EUR 51.1 million), Other receivables (EUR 1.1 million) and Deferred tax assets (EUR -24.3 million)

2) Adjustments in Inventories (EUR 29.3 million) and Trade and other receivables (EUR -1.9 million)

3) Adjustments in Deferred tax liabilities (EUR 10.8 million), Provisions (EUR 33.3 million) and Borrowings (EUR 7.5 million)

4) Adjustments in Trade and other payables (EUR 3.3 million) and Borrowings (EUR 37.7 million)

YIT | 10 | Investor presentation, November 2017

Synergy potential Short-term synergies Operational synergies
Description One top management Combined premises and
external facility services IT expenses Insurances, audit
costs and other savings from being one listed entity
Skillful pool of professionals ensuring future growth and
sustainable urban development Unified operations and
functions in overlapping areas New opportunities within the
broadened international organization Best practices from
both sides, harmonized processes and tools Scalable
solutions in digitalization Higher volume of international
sourcing Full EBIT improvement potential per annum EUR 40
million YIT | 11 | Investor presentation, November 2017
Lemminkainen YIT

Need for stability over economic cycles CURRENT CHALLENGES
Economic uncertainty Business cyclicality Risk aversion of
creditors Unbalanced capacity NATURE OF BUSINESSES Housing
Russia Housing and RED Contracting Profitability in EBIT Time
MARKETS and ECONOMIC CYCLES Scandinavia CEE Finland Russia
Economic cycle YIT | 12 | Investor presentation, November
2017 Lemminkainen YIT

Group Strategy Urban development boosts the growth of
balanced business portfolio Urban development HOUSING
BUSINESS PREMISES PARTNERSHIP PROPERTIES INFRASTRUCTURE
Aspects of Urban development Ownership and services Execution
Project development YIT | 13 | Investor presentation,
November 2017 Lemminkainen YIT

Preliminary financial targets Long-term financial target
Target level ROCE >12 % Dividend per share Growing annually
Equity ratio >40 % Cash flow Positive after dividend payout
To be specified, when merger is completed and management
team starts operation Helsinki Central Library Helsinki,
Finland YIT | 14 | Investor presentation, November 2017
Lemminkainen YIT

The combined company

Nominees for the Board of Directors

Board of Directors

Matti Vuoria YIT (Chairman)	**Berndt Brunow** Lemminkäinen (Vice Chairman)	**Erkki Järvinen** YIT	**Harri-Pekka Kaukonen** Lemminkäinen
Inka Mero YIT	**Juhani Mäkinen** Lemminkäinen	**Kristina Pentti-von Walzel** Lemminkäinen	**Tiina Tuomela** YIT

Management

Kari Kauniskangas President and CEO	**Ilkka Salonen** CFO

YIT | 15 | Investor presentation, November 2017

# Post transaction ownership base (based on shareholders on August 22)

| Shareholder | Shares | %-of total shares |
|---|---|---|
| 1 Varma Mutual Pension Insurance Company | 15,945,975 | 7.6% |
| 2 PNT Group Oy | 15,296,799 | 7.2% |
| 3 Pentti Heikki Oskari Estate | 8,146,216 | 3.9% |
| 4 OP funds | 5,927,552 | 2.8% |
| 5 Forstén Noora Eva Johanna | 5,115,530 | 2.4% |
| 6 Herlin Antti | 4,710,180 | 2.2% |
| 7 Pentti Lauri Olli Samuel | 4,198,845 | 2.0% |
| 8 Elo Mutual Pension Insurance Company | 3,549,054 | 1.7% |
| 9 Ilmarinen Mutual Pension Insurance Company | 3,392,535 | 1.6% |
| 10 Fideles Oy | 3,188,800 | 1.5% |
| 11 Danske Invest funds | 3,016,115 | 1.4% |
| 12 The State Pension Fund | 2,975,000 | 1.4% |
| 13 Pentti-von Walzel Anna Eva Kristina | 2,749,192 | 1.3% |
| 14 Pentti-Kortman Eva Katarina | 2,715,410 | 1.3% |
| 15 Vimpu Intressenter Ab | 2,710,950 | 1.3% |
| 16 Etera Mutual Pension Insurance Company | 2,662,223 | 1.3% |
| 17 Pentti Timo Kaarle Kristian | 2,368,575 | 1.1% |
| 18 Mariatorp Oy | 2,349,490 | 1.1% |
| 19 Wipunen Varainhallinta Oy | 2,349,490 | 1.1% |
| 20 Mandatum Life Unit-Linked | 2,093,580 | 1.0% |
| Top 20 total | 95,461,511 | 45.2% |
| Nominee registered | 40,125,404 | 19.0% |
| Other | 75,512,938 | 35.8% |
| **Total shares** | **211,099,853** | **100.0%** |

## Assumptions

- The post transaction shareholders of the combined entity are calculated based on the latest shareholder information and a conversion ratio of 3.6146 YIT shares for each Lemminkäinen share
- As a result of the conversion, the current shareholders of YIT (excluding shares owned by YIT Corporation) would own 60% and the current shareholders of Lemminkäinen (excluding shares owned by Lemminkäinen Corporation) would own 40% of the combined entity assuming none of Lemminkäinen shareholders demands redemption of his/her shares
- Peab Ab announced on October 9, that it has divested its entire holding in Lemminkäinen. Based on the flagging announcement published by Lemminkäinen on the same day, the holding of Onvest Sijoitus Oy in Lemminkäinen has increased to a corresponding number with the shares divested by Peab

YIT | 16 | Investor presentation, November 2017

Lemminkäinen YIT

The merger of YIT and Lemminkainen Next steps in the merger
process INTEGRATION PLANNING Starting from June 19 25.8.
Prospectus 12.9. EGM's of both companies Competition
authority process Day 1 readiness, organisational structure, management model, synergy evaluation ... IMPLEMENTATION OF
INTEGRATION Most probably January 1, 2018 Spring 2018 AGM
The Board of Directors elected in the EGM The Board of
Directors elected in the AGM Structural changes, targets,
management, follow-up, culture, synergies, ... YIT | 17 |
Investor presentation, November 2017 YIT

New business model - More out of urban development KEY
ACTIONS Step A Group development unit Plot factory Step B
Partnership Properties segment Improved risk tolerance Step
C Residential services Renovation services Data for value
creation More ideas More projects More investment capacity
More stable cash flow Wider portfolio of development
projects Faster turnover of plot portfolio Ownership and
quarterly reporting Long-term customerships NEW APPROACH YIT
| 18 | Investor presentation, November 2017 Lemminkainen YIT

2 YIT in brief Merenkulkijanranta residential area Helsinki,
Finland

# Over 100 years in Finland, over 50 in Russia, growing presence in CEE



**1912** – Allmänna Ingeniörsbyrån Ab (AIB) establishes office in Helsinki

**1960's** – Today's YIT started to form from 3 companies: Perusyhtymä, Yleinen Insinööritoimisto Oy and Insinööritoimisto Vesto Oy

**1961** – Operations in Russia begin

**1980's** – YIT becomes Finland's No.1 construction company

**1995** – YIT Corporation listed on the Stock Exchange

**2000's** – Expansion to the Baltics and CEE in construction services

**2006→** – Investments in land bank and residential development in Russia

**2013** – Demerger of Building Services:
- Both companies large enough to grow independently
- Different strategies and business models
- Meaningful geographical overlap only in Finland
- Better management focus in separate companies

**2015** – Entry to Poland

YIT | 20 | Investor presentation, November 2017

YIT

A real estate developer and construction company with solid
track record Revenue by segment*, EUR 1.8 bn 41% Housing
Finland and CEE 15% Housing Russia 44% Business Premises and
Infrastructure Adjusted operating profit by segment, EUR 80
million [VALUE] Housing Finland and CEE -2.3 Housing Russia
38.1 Business Premises and Infrastructure Revenue by
geographical area 74% Finland 15% Russia 11% CEE 2016
figures based on segment reporting (POC) *%-shares excluding other items Finland Estonia Latvia Lithuania Poland Czech
Republic Slovakia St. Petersburg Moscow and Moscow region
Rostov-on-Don Kazan Yekaterinburg Tyumen YIT | 21 | Investor
presentation, November 2017 YIT

# Balanced business portfolio


41%
of revenue
in 2016


15%
of revenue
in 2016


44%
of revenue
in 2016

| | HOUSING FINLAND AND CEE | HOUSING RUSSIA | BUSINESS PREMISES AND INFRASTRUCTURE |
|---|---|---|---|
| BUSINESS OPERATIONS | We construct and develop apartments and entire residential areas. | We construct and develop apartments and entire residential areas, and we operate in service and maintenance businesses. | We build offices, shopping centres, care facilities, roads, bridges, rail and metro stations, harbours and more. We also operate in the area of road and street maintenance. |
| OPERATING COUNTRIES | Finland, Estonia, Latvia, Lithuania, the Czech Republic, Slovakia, Poland | **Seven regions in Russia:** Rostov-on-Don, Yekaterinburg, Kazan, Moscow, Moscow region, St. Petersburg, Tyumen | **Business premises:** Finland, Estonia, Latvia, Lithuania, Slovakia<br>**Infra:** Finland |
| CUSTOMERS | Households, private and institutional investors | Primarily households | Businesses, the public sector and institutional investors |
| MAIN COMPETITORS | Lemminkäinen, SRV, Skanska, Bonava, Lehto Group, Lapti, Merko Ehitus, local players in different countries | PIK, LSR, Etalon, SU-155, Lemminkäinen, local players in different cities | Lemminkäinen, SRV, Skanska, NCC, Merko Ehitus, Destia, Kreate, Peab, Consti, Lehto etc. |

YIT | 22 | Investor presentation, November 2017

Our vision - More life in sustainable cities OUR VISION OUR
GROWTH ENGINE OUR DNA OUR MISSION OUR VALUES More life in
sustainable cities Urban development involving partners
Result-oriented project executor Creating better living
environments CARE A STEP AHEAD COOPERATION PERFORMANCE YIT |
23 | Investor presentation, November 2017 YIT

3 Strategy Konepaja residential area Helsinki, Finland

# Revenue growth and healthy profitability through economic cycles

## Revenue development (EUR million) by business segment



Business Premises and Infrastructure
Housing Russia
Housing Finland and CEE
International Construction Services
Construction Services Finland
Construction Services
CAGR
5.7%
743
828
1,112
1,399
1,143
1,296
1,448
1,632
483
1,149
1,631
487
1,144
1,384
356
1,028
1,573
471
1,102
1,716
489
1,227
1,929
600
1,329
1,841
689
496
656
1,800
599
474
727
1,660
616
266
778
1,793
797
268
728
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

## Adjusted operating profit (EBIT) development (EUR million) by business segment, excluding group costs



Business Premises and Infrastructure
Housing Russia
Housing Finland and CEE
International Construction Services
Construction Services Finland
Construction Services
EBIT-%
7.4%
55
7.3%
61
6.3%
70
7.7%
108
8.9%
102
11.0%
143
11.8%
171
12.3%
200
67
133
7.4%
121
9
112
4.6%
64
82
-18
9.1%
143
35
108
9.2%
158
41
117
11.1%
214
80
134
9.1%
167
31
70
66
7.8%
140
20
56
64
5.4%
90
23
11
56
5.3%
96
38
60
-2
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Note: Segment level figures (POC), i.e. sum of Construction Services related segment figures in YIT financial reporting and thus excluding effect of other items.

YIT | 25 | Investor presentation, November 2017

Focus on reforming our operations Coach, encourage and train people Improve internal agility Provide easy-to-use services
Reduce construction costs Build true partnerships Improve
capital efficiency YIT | 26 | Investor presentation,
November 2017 YIT

Renewed strategy for 2017-2019 More life in sustainable
cities INNOVATOR FOR LIVING in Housing GROWTH INNOVATIVE
PARTNER in Business Premises and Infrastructure Solutions for
urban living e.g. affordable apartments Living services
Urban development ANNUAL GROWTH 5-10% Performance leap
Renovation services Higher value-add for customers e.g.
hybrids, big infra, alliances YIT | 27 | Investor
presentation, November 2017 YIT

We are making a difference CARE FOR CUSTOMERS Proactive
customer experience management WOW service attitude Digital
customer journey VISIONARY URBAN DEVELOPMENT Strengthened
long-term city development Hybrid and area development
Concepts PASSIONATE EXECUTION Latest knowledge and more
diversity Empowered teams Standardisation and
pre-fabrication INSPIRING LEADERSHIP Involving and
encouraging people Network excellence Preferred employer YIT
| 28 | Investor presentation, November 2017 YIT

Financial targets Long-term financial target Target level
Outcome 2016 Revenue growth 5-10% annually on average 8%, 9%
at comp. fx Return on investment 15% 4.7% (7.0%)* Operating
cash flow after investments Sufficient for dividend payout
EUR -43.1 million Equity ratio 40% 35.1% Dividend payout 40
to 60% of net profit for the period 373.3% (95.3%)** All
figures according to segment reporting (POC) *Calculated
with adjusted EBIT **Calculated with adjusted EPS YIT | 29 |
Investor presentation, November 2017 YIT

4 Latest highlights Vapo office Vantaa, Finland

Key messages in Q3/2017 Operating profit improved mainly due to strong consumer sales in Finland and CEE In Housing
Russia, revenue declined even though sales in units
increased q/q Profitability improved in Business Premises
and Infrastructure, several new projects booked in order
backlog The merger of YIT and Lemminkainen approved by EGMs
of both companies, competition authority process continues
Kasarmikatu 21 office project Helsinki, Finland YIT | 31 |
Investor presentation, November 2017 YIT

Group Profitability improved Revenue decreased y-o-y due to
low revenue in Housing Russia and Business Premises and
Infrastructure Profitability improved in all segments
Revenue and adjusted operating profit margin (EUR million,
%) 2016: EUR 1,784 million, 4.5% 1-9/2017: EUR 1,354
million, 4.9% -6% 362 464 444 514 479 458 417 3.3% 4.3% 4.3%
5.6% 3.5% 5.5% 5.8% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Revenue
Adjusted operating profit margin Order backlog (EUR million)
-1% 2,566 2,528 1,264 1,264 392 374 909 890 6/2017 9/2017
Housing Finland and CEE Housing Russia Business Premises and
Infra All figures according to segment reporting (POC) Note:
The adjusted operating profit margin does not include
material reorganisation costs, impairment or other items
impacting comparability YIT | 32 | Investor presentation,
November 2017 YIT

EBIT-bridge Q3/2016-Q3/2017 Positive EBIT development in
Housing Finland and CEE due to strong consumer sales In
Housing Russia, operating profit was positive due to
improved gross margins Adjustments include EUR 3.0 million
costs related to the merger preparations Adjusted operating
profit (EUR million), change Q3/2016-Q3/2017: 27% 19.0
[VALUE] 3.3 -[VALUE] 0.2 -[VALUE] [VALUE] -[VALUE] 24.2 YIT
Group Q3/2016 Volume Profitability Volume Profitability
Volume Profitability Other items YIT Group Q3/2017 Housing
Finland and CEE Housing Russia Business Premises and
Infrastructure YIT | 33 | Investor presentation, November
2017 YIT

Business Premises and Infrastructure Large projects
proceeded according to plan in Q3 The construction of the
Tripla hotel was started The occupancy rate of Mall of
Tripla increased to approximately 57% at the end of review
period ahead of schedule New tender-based projects booked in
Q3 Part of EUR 39 million life cycle school projects in
Espoo Road maintenance contracts, EUR ~100 million Water
towers in Finland, EUR 12 million in total Several
contracting projects in Lithuania, EUR 24 million in total
Consortium of YIT and VR Track is proposed to execute the
Jokeri Light Rail in Espoo and Helsinki, Finland in October
YIT | 34 | Investor presentation, November 2017 YIT

5 Housing Finland and CEE Hameenlinnan Origo residential
project Hameenlinna, Finland

Housing Finland and CEE Operating environment in Finland in
Q3 Consumer confidence was on a record high level
Residential investors were more selective, demand focused on capital region, Turku and Tampere Consumer confidence 30 25
20 15 10 5 0 -5 2013 2014 2015 2016 2017 Consumer confidence
Long-term average Consumer demand was on a good level, no
signs of overheating, supply on a high level Demand for
larger apartments continued to improve in addition to the
good demand for affordable apartments Prices of old
apartments (index 2010=100) 120 115 110 105 100 95 2013 2014
2015 2016 2017 Finland Capital region Rest of Finland
Mortgage interest rates stayed on a low level and margins
continued to decrease The volume of new housing loans
increased New drawdowns of mortgages and average interest
rate (EUR million, %) 5.0 4.0 3.0 2.0 1.0 0.0 2,000 1,800
1,600 1,400 1,200 1,000 800 600 400 200 0 2013 2014 2015
2016 2017 New drawdowns of mortgages, left axis Average
interest rate of new loans, right axis Sources: Statistics
Finland and Bank of Finland YIT | 36 | Investor
presentation, November 2017 YIT

Housing Finland and CEE High construction volumes
compensating quiet years in the past in Finland Sales are
proceeding well, clear change in mix from investors to
consumers Good development in growth areas in Finland
Urbanisation trend favors blocks of flats 500,000-600,000
people to move from countryside to cities by 2030* Change in sales mix (pcs) 3,502 2,432 2,765 2,757 2,779 2,515 3,192
2,730 3,040 45% 78% 68% 68% 56% 52% 39% 58% 68% 1,567 1,890
1,893 1,869 1,555 1,315 1,251 1,596 2,063 2009 2010 2011
2012 2013 2014 2015 2016 Rolling 12 ... Consumer sales
Investor sales Share of consumer sales Housing start-ups in
Finland (pcs) 31,326 18,337 24,306 30,343 31,944 36,168
34,187 28,566 29,130 33,922 34,472 35,200 35,582 32,051
23,377 23,480 33,652 32,966 29,957 27,817 25,103 31,714
36,549 43,000 40,000 6,641 31,600 7,533 10,377 11,662 13,020
12,626 11,019 11,767 14,165 15,593 16,907 16,542 15,355
11,510 9,298 12,511 11,605 9,834 8,128 6,719 6,459 6,791
7,900 8,400 11,696 16,773 19,966 20,282 23,148 21,561 17,547
17,363 19,757 18,879 18,293 19,040 16,696 11,867 14,182
21,141 21,361 20,123 19,689 18,384 25,255 29,758 35,100
31,600 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
2017e 2018e Block of flats and terraced houses Single family houses and other Long term average (1995-2018e) Source:
Statistic Finland 1995-2016, Confederation of Finnish
Construction Industries RT 2017e-2018e *Source: KTI YIT | 37
| Investor presentation, November 2017 YIT

Housing Finland and CEE Sales and start-ups in Finland in Q3
Sold apartments (units) 2016: 2,730 1-9/2017: 2,182 612 705
555 858 826 789 567 298 332 264 240 317 328 92 314 373 291
618 509 461 475 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 To consumers
To investors (funds) Apartment start-ups (units) 2016: 2,877
1-9/2017: 2,451 817 657 819 584 790 1081 580 262 277 185 168
213 305 28 555 380 634 416 577 776 552 Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017 To consumers To investors (funds) Consumer sales
increased by 63% Share of units sold to consumers
record-high: 84% (Q3/2016: 52%) 64 apartments sold in
bundles to investors (Q3/2016: 80 units) In October,
estimated sales to consumers are around 160 units (10/2016:
around 200 units) YIT | 38 | Investor presentation, November
2017 YIT

Housing Finland and CEE Operating environment in the CEE
countries in Q3 Residential demand was on a good level in
Estonia, Lithuania, Slovakia and the Czech Republic Consumer
confidence 10 5 0 -5 -10 -15 -20 -25 -30 -35 -40 2013 2014
2015 2016 2017 Prices of new apartments increased slightly
on average Shortage of resources caused cost pressure
especially in the Czech Republic and Slovakia House price
index, new dwellings (2010=100) 220 200 180 160 140 120 100
80 2013 2014 2015 2016 2017 Interest rates of mortgages
remained on a low level Consumers' access to financing
remained good Average interest rate of mortgages (%) 7.0 6.0
5.0 4.0 3.0 2.0 1.0 0.0 2013 2014 2015 2016 2017 Estonia
Latvia Lithuania The Czech Republic Slovakia Poland Sources:
European Commission, Eurostat and National Central Banks YIT
| 39 | Investor presentation, November 2017 YIT

Housing Finland and CEE Sales and start-ups in the CEE
countries in Q3 Sold apartments (units) 2016: 1,197
1-9/2017: 1,070 201 235 201 560 356 252 462 240 106 246 320
250 216 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Consumer sales
Co-operative or housing fund Apartment start-ups (units)
2016: 1,300 1-9/2017: 1,181 316 489 286 209 402 350 429 90
246 119 183 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Consumer
start-ups Co-operative or housing fund Number of units sold
to consumers grew by 7% y-o-y Number of start-ups increased
by 50% Two apartment building projects with total of 246
units was sold to YCE Housing I fund In October, estimated
sales to consumers are around 100 units (10/2016: around 100
units) YIT | 40 | Investor presentation, November 2017 YIT

Housing Finland and CEE The production volume (units)
continued to grow in Q3 Number of unsold completed
apartments on a low level The share of CEE of the sales
portfolio (units) 42% (9/2016: 47%) Apartment inventory
(units) 5,863 5,971 6,152 6,237 6,432 6,814 6,811 381 352
335 352 282 262 238 5,482 5,619 5,817 5,885 6,150 6,552
6,573 60% 57% 52% 61% 63% 59% 59% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016
2017 Under construction Completed, unsold Sales rate, % YIT
| 41 | Investor presentation, November 2017 YIT

Housing Finland and CEE Revenue, adjusted operating profit
and ROCE in Q3 Revenue increased by 10% y-o-y due to good
sales especially in CEE Operating profit and profitability
improved due to strong consumer sales ROCE continued to
improve and was almost 18% Revenue (EUR million) 2016: EUR
728 million 1-9/2017: EUR 629 million 10% 166 185 167 210
245 200 184 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Adjusted
operating profit and adjusted operating profit margin (EUR
million, %) 2016: EUR 59.9 million, 8.2% 1-9/2017: EUR 56.6
million, 9.0% 36% 12.9 15.8 12.9 18.4 19.4 19.8 17.5 7.7%
8.5% 7.7% 8.7% 7.9% 9.9% 9.5% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017
Adjusted operating profit Adjusted operating profit margin
Return on capital employed1 (EUR million, %) 432.0 453.5
397.3 393.9 417.7 12.3% 13.4% 15.8% 16.9% 17.7% 54.8 59.9
66.4 70.4 75.0 9/2016 12/2016 3/2017 6/2017 9/2017 Capital
employed Operating profit, 12 month rolling Return on
capital employed All figures according to segment reporting
(POC). 1 As of the beginning of 2017, in order to clarify
its financial figures terminology, YIT starts to use the
terms Capital Employed and Return on Capital Employed (ROCE)
for segment reporting instead of previously used Operative
Invested Capital and Return on Operative Invested Capital
(ROI). The formulas for these financial figures remain
untouched. YIT | 42 | Investor presentation, November 2017
YIT

Housing Finland and CEE Profitability improved in 1-9/2017
In 1-9/2017, the revenue increased by 7% due to good
consumer sales and plot sales Operating profit increased by
29% and profitability improved The increased share of
consumer sales in Housing Finland and CEE is likely to have
a moderate positive impact on the adjusted operating profit
of the segment but the impacts of the shift to consumers
will be visible in the result gradually CAGR +5% 500 472 600
629 643 656 727 778 728 518 629 4.1% 5.4% 11.3% 10.8% 12.9%
10.1% 8.8% 7.2% 8.2% 8.0% 9.0% 2008 2009 2010 2011 2012 2013
2014 2015 2016 1-9/2016 1-9/2017 Revenue, EUR million
Operating profit margin* * Excluding adjustments. Note: The
historical figures for 2008-2012 are calculated for
illustrative purposes and are not completely comparable with
YIT(acute accent)s segment structure. The main difference is in the division of fixed costs, which in the historical
figures are weighted according to revenue and in the
official figures are more accurately allocated according to
each segments estimated true share of the fixed costs. YIT |
43 | Investor presentation, November 2017 YIT

Impact of the mix in Finnish housing Target to increase the
share of consumer sales by improving affordability of the
apartments EBIT-% Bundles of apartments from consumer
projects to investors High capital employed Lower EBIT
margin than in consumer sales Higher consumer sales would
reduce the need to use bundle deals to manage the inventory
of unsold apartments Consumer projects High capital employed
Highest EBIT margin Investor projects Low capital employed
Lower EBIT margin than in consumer projects ROCE-% YIT | 44
| Investor presentation, November 2017 YIT

Smartti concept launched, innovations brought to other
production Oulu (71%) Kuopio (90%) Jyvaskyla (91%) Tampere
(100% and 48%) Lahti (100%) Lappeenranta (97%) Riihimaki (68%)
Jarvenpaa (80%) Kaarina (91%) Vantaa (72%) Figures
illustrate the share of reserved and sold apartments in
September Smartti, a new affordable and flexible housing
concept successfully launched in spring 2016 Affordable, yet stylish homes with standardized modularity and
pre-fabrication Customer pays 15% of debt-free price when
signing the contract and remaining 15% when the home is
about to be completed. 70% is cooperative mortgage with a
five-year grace period In 2017, part of planned Smartti
production has been started up as traditional production
utilising Smartti ideology and innovations "Smartti
ideology" to implanted to other operating countries YIT
Transformer has been launched in Russia YIT | 45 | Investor
presentation, November 2017 YIT

# Living Design Philosophy: Next phase of Smartti ideology

## What is trending now?

+

- Interest in easy and flexible living
- Interest in using services
- Living in an apartment building and importance of yards
- Getting rid of materia as a phenomenon

-

- Willingness to use money on living
- Need for space in an apartment

## Our solution – Living Design Philosophy

- Design philosophy
- Digitalised customer choices
- Ecosystem and partnerships


Modular prefabricated systems


Living services such as SmartPost


Smart and multi-functional use of space


Digitalised process for purchasing and material options

YIT | 46 | Investor presentation, November 2017

YIT

6 Housing Russia Lytkarino residential project Moscow
region, Russia

Housing Russia Operating environment in Q3 Consumers
continued to be cautious despite of slight improvement of
the Russian economy Consumer purchase power still on a low
level EUR/RUB exchange rate 95 85 75 65 55 45 35 2013 2014
2015 2016 2017 Consumer demand for housing improved in
Moscow region and stayed on a low level in other cities
Residential prices remained stable on average, supply still
on a high level Prices of new apartments (index 2012=100)
135 130 125 120 115 110 105 100 95 90 2013 2014 2015 2016
2017 Moscow Yekaterinburg Rostov-on-Don Kazan St. Petersburg
Mortgage interest rates for new apartments continued to
decrease and are below the level of 10% The key rate cuts
further increased expectations of a decrease in interest
rates Mortgage stock and average interest rate (RUB billion,
%) 6,000 5,000 4,000 3,000 2,000 1,000 0 16.0 14.0 12.0 10.0
8.0 6.0 4.0 2.0 0.0 2013 2014 2015 2016 2017 Mortgage stock, left axis Average interest rate of new loans, right axis
Sources: Bloomberg, YIT and Central Bank of Russia YIT | 48
| Investor presentation, November 2017 YIT

Housing Russia Sales and start-ups in Q3 Sold apartments
(units) and share of sales financed with a mortgage (%)
2016: 3,523 (51%) 1-9/2017: 1,942 (52%) 892 826 880 925 546
584 812 54% 50% 52% 49% 52% 56% 48% Q1 Q2 Q3 Q4 Q1 Q2 Q3
2016 2017 Sold apartments Financed with mortgages, %
Apartment start-ups (units) 2016: 2,782 1-9/2017: 1,992 782
389 486 1,125 741 490 761 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017
Number of sold units decreased by 8% y-o-y No changes in
price lists Sales increased by 39% from Q2, growth
especially in economy segment Start-ups were increased in
order to maintain the critical construction volume, target
to release capital remains Share of sales financed with
mortgages decreased to 48% In October, consumer sales
estimated to be around 250 units (10/2016: over 300 units)
YIT | 49 | Investor presentation, November 2017 YIT

Housing Russia YIT Service responsible already for 38,700
clients Number of completed unsold apartments increased due
to high number of projects handed over Focused in few sites
in Moscow region At the end of September, YIT Service was
responsible for the maintenance and the living services of
over 31,000 apartments (6/2017: over 30,000) and in total
38,700 clients (incl. parking spaces and business premises)
Apartment inventory (units) 8,895 9,030 8,255 7,040 7,041
6,123 6,291 449 345 366 414 278 537 875 8,446 8,685 7,889
6,626 6,763 5,586 5,416 43% 49% 49% 37% 33% 25% 30% Q1 Q2 Q3
Q4 Q1 Q2 Q3 2016 2017 Under construction Completed, unsold
Sales rate, % Apartments under construction by area (units)
8,446 8,685 7,889 6,626 6,763 5,586 5,416 2,886 3,117 2,452
1,660 1,936 2,147 2,325 2,349 2,357 2,481 2,695 2,556 2,068
1,720 3,211 3,211 2,956 2,271 2,271 1,371 1,371 Q1 Q2 Q3 Q4
Q1 Q2 Q3 2016 2017 St. Petersburg Moscow Russian regions YIT
| 50 | Investor presentation, November 2017 YIT

Housing Russia Revenue, adjusted operating profit and ROCE
in Q3 Revenue decreased by 34% at comparable FX due to weak
sales in St. Petersburg leading to lower average sales price
Operating profit was positive in Q3 due to improved gross
margins ROCE is still weak, however improved due to
exclusion of write-down booked in Q3/2016 from rolling 12
months operating profit Revenue (EUR million) 2016: EUR 268
million 1-9/2017: EUR 173 million -32% 49 59 76 84 58 63 52
Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Adjusted operating profit and adjusted operating profit margin (EUR million, %)1 2016: EUR
-2.3 million, -0.9% 1-9/2017: EUR 0.2 million, 0.1% -10% 3.1
-2.7 0.7 2.8 -1.8 1.3 0.6 -6.3% -4.6% 0.9% 3.3% -3.1% 2.1%
1.2% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Adjusted operating
profit Adjusted operating profit margin Return on capital
employed2 (EUR million, %) 362.8 405.1 430.9 398.7 416.2
31.4 -29.3 -28.0 -24.0 3.0 -8.4% -7.6% -6.9% -6.1% 0.8%
9/2016 12/2016 3/2017 6/2017 9/2017 Capital employed
Operating profit, 12 month rolling Return on capital
employed All figures according to segment reporting (POC).
1EUR 27 million cost booked in Q3/2017 result from Housing
Russia 1As of the beginning of 2017, in order to clarify its financial figures terminology, YIT starts to use the terms
Capital Employed and Return on Capital Employed (ROCE) for
segment reporting instead of previously used Operative
Invested Capital and Return on Operative Invested Capital
(ROI). The formulas for these financial figures remain
untouched. YIT | 51 | Investor presentation, November 2017
YIT

Housing Russia Operating profit turned positive in 1-9/2017
Revenue decreased by 20% y-o-y at comparable FX rates due to low residential sales Operating profit and profitability
improved in 1-9/2017 y-o-y thanks to improved gross margins, but still burdened by weak sales and low revenue recognition
CAGR -4% 372 307 413 393 463 496 474 266 268 49 58 7.1% 0.4%
9.4% 13.8% 15.5% 14.1% 11.8% 4.1% -0.9% -2.8% 0.1% 2008 2009
2010 2011 2012 2013 2014 2015 2016 1-9/2016 1-9/2017
Revenue, EUR million Operating profit margin* *Excluding
adjustments Note: The historical figures for 2008-2012 are
calculated for illustrative purposes and are not completely
comparable with YIT(acute accent)s segment structure. The
main difference is in the division of fixed costs, which in
the historical figures are weighted according to revenue and in the official figures are more accurately allocated
according to each segments estimated true share of the fixed
costs. YIT | 52 | Investor presentation, November 2017 YIT

Housing Russia Focus on invested capital and profitability
improvement 1 The reduction of invested capital Selling
apartments, especially the completed Reduction of plot
reserves through selling Lowered production volumes Only few plot acquisitions and targeting to pay for plots partly with apartments Partnership models in area projects Target RUB -6 billion1 Weak demand and legislative changes in Russia have
delayed the reduction of invested capital 2 Boost the
profitability improvement Performance leap in reducing
construction costs New start-ups with adjusted product
Selected plot acquisitions Utilise opportunities in service
business Adjusted, more centralised operating model Lower
volumes until profitability acceptable Gross margin on an
improving trend, but EBIT still on a low level 1 By the end
of 2018, vs. RUB 28 billion as at June 30, 2016 YIT | 53 |
Investor presentation, November 2017 YIT

7 Business Premises and Infrastructure Tripla Helsinki,
Finland

Business Premises and Infrastructure Operating environment
in Q3 Investor demand for business premises in prime growth
centres was on a good level in Finland In Finland, the good
overall market sentiment supported private investments
Confidence indicators in Finland 30 20 10 0 -10 -20 -30 -40
2013 2014 2015 2016 2017 Manufacturing Construction Services
Retail trade The Finnish tender market and infrastructure
market were active especially in the capital region and
growth centres Volume of new construction in Finland (index
2010=100) 140 130 120 110 100 90 80 70 60 50 2012 2013 2014
2015 2016 2017 Commercial and office premises Public service premises Industrial and warehouse Investor demand for
business premises was good in the Baltic countries and
Slovakia Tender market remained stable in the Baltic
countries Retail trade confidence in the Baltic countries
and Slovakia 25 20 15 10 5 0 -5 -10 -15 2013 2014 2015 2016
2017 Estonia Latvia Lithuania Slovakia Sources: EK
Confederation of Finnish Industries, Statistics Finland and
European Commission YIT | 55 | Investor presentation,
November 2017 YIT

Business Premises and Infrastructure Revenue, adjusted
operating profit and ROCE in Q3 Revenue decreased by 10%
y-o-y Operating profit increased by 20% y-o-y, profitability on a good level Capital employed increased due to
investments in the Tripla project Revenue (EUR million)
2016: EUR 797 million 2016: EUR 797 million 1-9/2017: EUR
560 million -10% 149 223 203 222 179 197 184 Q1 Q2 Q3 Q4 Q1
Q2 Q3 2016 2017 Adjusted operating profit and adjusted
operating profit margin (EUR million, %) 2016: EUR 38.1
million, 4.8% 1-9/2017: EUR 23.8 million, 4.3% 20% 6 12.7
8.2 11.2 4.7 9.3 9.8 4.0% 5.7% 4.0% 5.0% 2.6% 4.7% 5.3% Q1
Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Adjusted operating profit
Adjusted operating profit margin Return on operative
invested capital (EUR million, %) 197.6 183.9 182.5 217.9
248.4 16.7% 21.6% 19.5% 17.1% 15.7% 34.6 38.1 36.8 33.4 35.0
9/2016 12/2016 3/2017 6/2017 9/2017 Capital employed
Operating profit, 12 month rolling Return on capital
employed All figures according to segment reporting (POC)
2015 figures restated due to transfer of YIT's equipment
business from Other items to Business Premises and
Infrastructure YIT | 56 | Investor presentation, November
2017 YIT

Business Premises and Infrastructure Revenue and
profitability decreased in 1-9/2017 Revenue decreased by 3%
y-o-y in 1-9/2017 Operating profit decreased by 11%,
affected by weakened margins in certain projects in CEE
countries and the seasonal variation of infrastructure
projects as well as the started profit recognition of the
Tripla project in the comparison period, among other things
CAGR 0% 777 599 561 694 823 689 599 616 797 575 560 9.3%
7.5% 6.6% 6.2% 6.5% 4.5% 3.4% 3.7% 4.8% 4.7% 4.3% 2008 2009
2010 2011 2012 2013 2014 2015 2016 1-9/2016 1-9/2017
Revenue, EUR million Operating profit margin* * Excluding
adjustments Note: The historical figures for 2008-2012 are
calculated for illustrative purposes and are not completely
comparable with YIT(acute accent)s segment structure. The
main difference is in the division of fixed costs, which in
the historical figures are weighted according to revenue and in the official figures are more accurately allocated
according to each segments estimated true share of the fixed
costs. YIT | 57 | Investor presentation, November 2017 YIT

Tripla project: Pasila, Helsinki in the future

Tripla project supports growth in the coming years Tripla
project in brief EUR 1 billion hybrid project: offices,
shopping and congress center, hotels, public transport
terminal and apartments Combines the breadth of YIT know-how in different areas of construction Project length ~10 years, constructed in phases Located in Pasila ~3.5 km away from
the Central Railway Station of Helsinki Connection point for all rail traffic in HMA Daily people flow through Pasila
railway station ~80,000 500,000 persons within the reach of
30 min by public transportation Indicative value split
Parking and foundations ~10% Mall of Tripla ~40-50% Business park offices ~10% Hotel ~5-10% Railway station and HQ
offices ~10-15% Residential ~10-15% Note: The charts are an
illustration of YIT's perception on a general level and do
not reflect the actualized figures of YIT Group. Current
topics Final agreement on the implementation of the hotel
signed in April 2017, preliminary value approximately EUR 88 million, construction started in Q3 Leasing negotiations for office facilities under way, construction of the first
office building starting in winter 2018 Customer register is gathered for the housing construction project, construction
of the first residential building starts in Q4/2017 YIT | 59
| Investor presentation, November 2017 YIT

# Mall of Tripla in a nutshell

## What has been achieved so far?

- Valid building permits and required decisions from public authorities obtained
- Financing package of ~EUR 300 million secured
- Investor deals closed, value ~EUR 600 million
- Foundation works, excavation and piling done
- Revenue and profit recognition started
- Over 50% of the premises rented out, anchor tenants secured

**JOINT VENTURE PARTNERS (JV)**

| YIT | etera | ONVEST | Fennia |
|---|---|---|---|
| 38.75% | 38.75% | 15% | 7.5% |

**Illustration of revenue recognition***


2016
2017
2018
2019

*Based on the assumption that YIT won't reduce its shareholding during the construction. Figures illustrative.

**Revenue recognition principles**

- Revenue and EBIT recognition in line with construction progress
- However, 38.75% will be recognised as revenue and EBIT after YIT sells its share in the JV
- YIT has the right to reduce its shareholding to 20% during the construction
- YIT may sell the remainder of its shareholding at the earliest 3 years after the shopping centre is completed

YIT | 60 | Investor presentation, November 2017

The largest ongoing projects in the segment The largest
ongoing self-developed business premises projects Project,
location Value, EUR million Project type Business type
Completion rate, % Estimated completion Sold/for sale
Leasable area, sq.m. Mall of Tripla, Helsinki ~600 Retail
Self-developed 38% 2019 YIT's ownership 38,75% 85,000
Kasarmikatu 21, Helsinki n/a Office Self-developed 89% 12/17
YIT's ownership 40% 16,000 K3 Wihuri, Vantaa n/a Logistics/
Office Self-developed 67% 4/18 Sold 25,000 K3 Posti
terminal, Vantaa ~29 Logistics Self-developed 30% 6/18 Sold
26,000 Extension of Business Park Rantatie, Helsinki ~25
Office Self-developed 96% 11/17 Sold 6,000 The largest
ongoing business premises and infrastructure contracts
Project Value, EUR million Project type Business type
Completion rate, % Estimated completion E18 Hamina-Vaalimaa
motorway ~260 Infra PPP 89% 12/18 Tampere light railway ~110
Infra Alliance model 14% 12/21 Myllypuro Campus, Metropolia
~70 Public premises Project management contract 20% 8/19
Helsinki Central Library ~50 Public premises Project
management contract 36% 9/18 Naantali CHP power plant ~40
Infra Alliance model 99% 11/17 YIT | 61 | Investor
presentation, November 2017 YIT

8 Key financials

# Key figures

| EUR million | 7–9/2017 | 7–9/2016 | Change | 1–9/2017 | 1–9/2016 | Change | 1–12/2016 |
|---|---|---|---|---|---|---|---|
| Revenue | 417.3 | 443.8 | -6% | 1,354.3 | 1,269.9 | 7% | 1,783.6 |
| Operating profit | 21.2 | -8.0 | | 61.9 | 24.2 | 155% | 52.9 |
| Operating profit margin, % | 5.1% | -1.8% | | 4.6% | 1.9% | | 3.0% |
| Adjusted operating profit | 24.2 | 19.0 | 27% | 65.9 | 51.2 | 29% | 79.9 |
| Adjusted operating profit margin, % | 5.8% | 4.3% | | 4.9% | 4.0% | | 4.5% |
| Adjustments | -3.0 | -27.0 | -89% | -4.0 | -27.0 | | -27.0 |
| Order backlog | 2,527.5 | 2,640.7 | -4% | 2,527.5 | 2,640.7 | -4% | 2,613.1 |
| Profit before taxes | 15.4 | -17.0 | | 47.5 | -7.5 | | 13.8 |
| Profit for the review period[1] | 12.3 | -15.9 | | 36.7 | -8.7 | | 7.4 |
| Earnings per share, EUR | 0.10 | -0.13 | | 0.29 | -0.07 | | 0.06 |
| Operating cash flow after investments, excluding discontinued operations | -56.2 | -22.8 | 146% | -6.5 | -21.7 | -70% | -43.1 |
| Return on investment, last 12 months, % | 8.0% | 3.6% | | 8.0% | 3.6% | | 4.7% |
| Equity ratio, % | 34.3% | 33.8% | | 34.3% | 33.8% | | 35.1% |
| Interest-bearing net debt (IFRS) | 626.2 | 577.9 | 8% | 626.2 | 577.9 | 8% | 598.6 |
| Gearing (IFRS), % | 124.0% | 118.9% | | 124.0% | 118.9% | | 112.3% |
| Personnel at the end of the period | 5,533 | 5,282 | 5% | 5,533 | 5,282 | 5% | 5,261 |

[1]Attributable to equity holders of the parent company
All figures according to segment reporting (POC), unless otherwise noted
Note: The adjusted operating profit does not include material reorganisation costs or impairment

YIT | 63 | Investor presentation, November 2017

ROI continued to improve in Q3 Invested capital increased
q-o-q ROI continued to improve Target to reduce capital
employed in Russia by approximately RUB 6 billion by the end of 2018 Invested capital (EUR million) 1,141 1,103 1,131
1,175 1,143 1,127 1,202 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017
Return on investment1 (%), rolling 12 months 4.7% 5.0% 3.6%
4.7% 5.2% 5.6% 8.0% Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 All
figures according to segment reporting (POC) 1EUR 27 million
cost booked in Q3/2016 result from Housing Russia YIT | 64 |
Investor presentation, November 2017 YIT

Cash flow in Q3 Cash flow turned negative mainly due to low
sales in Russia and investments in Tripla project Operating
cash flow after investments, excluding discontinued
operations (EUR million) Long-term target: Sufficient
operating cash flow after investments, excluding
discontinued operations, for dividend payout -25 26 -23 -21
41 9 -56 144 56 22 -43 23 5 -28 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016
2017 Operating cash flow after investments, excluding
discontinued operations Rolling 12 months Cash flow of plot
investments and investment in associated companies and JVs
in shares (EUR million) 53 14 6 32 32 25 22 42 7 16 11 7 16
Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Cash flow of investments in
associated companies and JVs in shares Cash flow of plot
investments YIT | 65 | Investor presentation, November 2017
YIT

Net debt increased in Q3 Net debt increased temporarily due
to negative cash flow from operations A new EUR 50 million,
3-year bilateral loan withdrawn after the review period in
October Interest-bearing debt (EUR million), IFRS 677 628
678 700 668 649 701 33 35 39 40 43 122 72 67 66 78 35 32 555
557 578 599 551 573 626 Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 Net
debt Cash and cash equivalents Interest-bearing receivables
Maturity structure of long-term debt 9/2017 (EUR million)1
11.3 10.5 50.0 159.6 50.0 2017 2018 2019 2020 2021 1
Excluding construction stage financing YIT | 66 | Investor
presentation, November 2017 YIT

Plots in the balance sheet by segments and geography Plot
reserves in the balance sheet 9/2017, (EUR million) In total
EUR 604 million 84 [VALUE]1 275 [VALUE] 129 Business
Premises and Infrastructure Housing Russia Housing Finland
and CEE Finnish housing CEE housing Division by geography in
Finnish housing 60% 40% HMA, incl. Tripla residential Rest
of Finland Division by geography in Business Premises and
Infrastructure 50% 40% 10% HMA, incl. Tripla Rest of Finland
CEE 1Includes Gorelovo industrial park YIT | 67 | Investor
presentation, November 2017 YIT

Plot reserve consists of own plots, pre-agreements and
rental plots Plot reserve in thousand floor square metres
9/2017, consists of own plots, pre-agreements and rental
plots, 5.3 million floor sq. m in total (Q2/2017: 5.4)
Finnish housing, total 2.0 million floor sq.m 30% 30% 40%
Average annual use of plot reserves ~150,000-200,000 floor
sq.m. ~ 70% of the own and rental plots have confirmed
zoning CEE housing, total 0.6 million floor sq.m 95% 5%
Average annual use of plot reserves ~80,000-120,000 floor
sq.m. Housing Russia, total 2.1 million floor sq.m 75% 25%
Average annual use of plot reserves ~150,000-200,000 floor
sq.m. Business Premises and Infrastructure, total 0.6
million floor sq.m 0% 95% 5% Average annual use of plot
reserves ~30,000-70,000 floor sq.m. Own Rental
Pre-agreements YIT | 68 | Investor presentation, November
2017

Financial key ratios in Q3 Gearing and equity ratio impacted by temporarily increased net debt Net debt/EBITDA (IFRS)
continued to improve Gearing (%) 108.6 104.8 118.9 112.3
103.6 115.0 124.0 89.6 82.5 91.8 83.3 72.8 87.0 97.5 Q1 Q2
Q3 Q4 Q1 Q2 Q3 2016 2017 POC IFRS Financial covenant tied to gearing (maximum level of 150.0%, IFRS) in the syndicated
RCF agreement and in bank loans. Equity ratio (%) 34.1 36.4
33.8 35.1 35.4 34.6 34.3 31.5 32.9 30.1 31.2 31.1 30.7 30.6
Q1 Q2 Q3 Q4 Q1 Q2 Q3 2016 2017 POC IFRS Financial covenant
tied to the equity ratio (minimum level of 25.0%, IFRS) in
bank loans, the syndicated RCF agreement and the bonds
issued in 2015 and 2016. Net debt/EBITDA (Multiple, x) 6.1
8.1 12.3 12.3 10.3 8.6 6.0 6.9 6.5 8.9 6.8 5.5 6.0 4.9 Q1 Q2
Q3 Q4 Q1 Q2 Q3 2016 2017 POC IFRS YIT | 69 | Investor
presentation, November 2017 YIT

Ruble weakened in Q3 Revenue split Q3/2017 (POC) RUB 13%
Other 2% EUR 85% Impact of changes in foreign exchange rates
(EUR million) Q3/2017 1-9/2017 Revenue, POC1 2.3 25.4
Adjusted EBIT, POC1 0.3 0.7 Order backlog, POC2 -3.5 -3.5
Equity, IFRS (translation difference)2 -4.2 -4.2 1 Compared
to the corresponding period in 2016 2 Compared to the end of previous quarter Principles of managing currency risks:
Sales and project costs typically in same currency, all
foreign currency items hedged no transaction impact Currency positions affecting the income statement, such as loans to
subsidiaries, are hedged Equity and equity-like investments
in foreign currency not hedged Considered to be of permanent nature FX changes recognized as translation difference in
equity Invested capital in Russia in 9/2017: Equity and
equity-like investments: EUR 346.0 million Loans to
subsidiaries: EUR 36.7 million EUR/RUB exchange rates
1-9/2017 1-9/2016 Average rate 64.9392 76.2328 Quarter-end
rate 68.2519 70.5140 YIT | 70 | Investor presentation,
November 2017 YIT

Dividend for 2016: EUR 0.22 Dividend / share (EUR) Note:
Historical figures prior to 2013 are YIT Group pre demerger
0.07 0.09 0.11 0.15 0.19 0.22 0.23 0.30 0.35 0.55 0.65 0.80
0.50 0.40 0.65 0.70 0.75 0.38 0.18 0.22 0.22 1996 1997 1998
1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010
2011 2012 2013 2014 2015 2016 YIT | 71 | Investor
presentation, November 2017 YIT

9 Looking ahead and conclusions

9 Looking ahead and conclusions Market outlook, expectations for 2017 Finland Consumer demand to remain on a good level
Activity of large investors to remain on a lower level
compared to previous years, the importance of location and
price level remains significant Residential price
polarisation between growth centres and other Finland to
continue Availability of mortgages to remain good Increased
supply of apartments to prevent the market overheating
Tenant interest for business premises to pick up slightly in the growth centres. Investor activity on a good level, focus on especially prime locations in the capital region Business premises contracting to remain active, but the average
project size to decrease New infrastructure projects to
revitalise the market Construction costs expected to
increase slightly Construction volume growth expected to
slow down Bank regulation and increased capital requirements might have an impact on the construction and real estate
development The increased competition for skilled labour due to high construction activity expected to continue Russia
The low point of the economic cycle has been passed, housing demand anticipated to improve slowly and price levels to
remain stable on a low level The moderate recovery of the
economy expected to have a moderate, positive impact on the
residential market The weakening of ruble and expectations
of decrease of interest rate to influence consumer behaviour
Residential demand to focus on affordable apartments
Construction cost inflation to remain on a moderate level
CEE Residential demand to remain on a good level Good access to financing, low interest rates to support the residential
demand going forward as well Residential prices to increase
slightly Shortage of resources to increase construction cost inflation The price level of plots has increased, the
competition for plots to remain on a high level YIT | 73 |
Investor presentation, November 2017 YIT

Guidance for 2017 (segment reporting, POC) unchanged The
Group revenue is estimated to grow by 5-12%. The adjusted
operating profit1 is estimated to be in the range of EUR
105-115 million. In addition to the market outlook, the 2017 guidance is based on the following factors: At the end of
September, 59% of the Group order backlog was sold. Projects already sold or signed pre-agreements are estimated to
contribute over half of rest of 2017 revenue. The increased
share of consumer sales in Housing Finland and CEE is likely to have a moderate positive impact on the adjusted operating profit of the segment but the impacts of the shift to
consumers will be visible in the result gradually. In
Housing Russia, the adjusted operating profit is estimated
to be positive but to remain on a low level. Capital release actions in Russia are likely to have a negative impact on
the profitability. A contract on the sale of the Kasarmikatu
21 office project in Helsinki for an international investor
was signed in August. YIT estimates that the transaction
will be completed by the end of 2017. The transaction has a
positive impact on the Group's adjusted operating profit.
1The adjusted operating profit does not include material
reorganisation costs, impairment or other items impacting
comparability YIT | 74 | Investor presentation, November
2017 YIT West Harbour's Terminal 2 Helsinki, Finland

10 Why invest in YIT? Kasarmikatu 21 office building
Helsinki, Finland

Trends and drivers provide long-term growth opportunities
Growing need for new apartments, services and infrastructure
Urbanisation Metropolitan areas growing and becoming denser, migration to growth centres Need for infrastructure and
mixed use construction Our answers We focus on growth
centres in all of our operating countries We invest in
hybrid projects Demographic Changes Ageing population
Smaller family sizes and growing number of households We are active in the construction of care facilities We focus on
small and affordable apartments New business opportunities
Digitalisation Consumers demand services 24/7 online New
services for occupancy time increase Need for more flexible
work premises We develop the digital YIT Plus service We
focus on building and developing concepts for flexible
premises Poor condition of buildings and infrastructure
Significant need for renovation construction The emptying of office properties in Finland creates opportunities for
changing the uses of buildings We invest in renovation
construction In infrastructure projects, we develop our
alliance and PPP project expertise Megatrends driving market development URBANISATION SUSTAINABLE DEVELOPMENT
DIGITALISATION YIT | 76 | Investor presentation, November
2017 YIT

Strong market position in all markets Market sizes in 2016
Euroconstruct and Forecon, estimates YIT Position and 2016
residential start-ups Market leader in Finland 2,877 units
32,900 residential start-ups Infra construction EUR 6,5 bn
Business premises EUR 11,4 bn The Baltics, total: 17,100
residential completions Business premises EUR 3,6 bn 170,000 residential start-ups 25,700 residential start-ups 19,000
residential start-ups Business premises EUR 2.2 bn Among the top players in CEE 1,300 units 1,100,000 residential
completions; St. Petersburg 50,000 Moscow region 146,000
Moscow 49,000 Largest foreign residential developer in
Russia 2,782 units YIT | 77 | Investor presentation, YIT

11 Appendices Konepaja residential area Helsinki, Finland

Appendices I. Additional financial information II. Housing
indicators III. Business premises and infrastructure
construction indicators IV. Ownership Wilhelm Helsinki,
Finland YIT | 79 | Investor presentation, November 2017 YIT

I Additional financial information

Cash flow of plot investments 302 158 98 73 95 135 192 171
119 138 105 37 15 7 3 5 17 13 11 60 16 135 51 32 13 35 39 79
70 63 13 10 130 93 59 60 58 91 96 88 45 65 79 2006 2007 2008
2009 2010 2011 2012 2013 2014 2015 2016 Finland Russia The
CEE countries YIT | 81 | Investor presentation, November
2017 YIT

Balanced debt portfolio Debt portfolio at the end of the
period 9/2017, EUR 701 million Bonds, 21% Commercial papers,
27% Construction stage financing, 33% Pension loans, 9% Bank loans, 10% Floating rate, 29% Average interest rate 1.24%
Fixed rate, 71% Average interest rate 3.35% Average interest rate: 2.75% Maturity structure at the end of the period
9/2017 Maturity profile, excluding construction stage
financing (EUR million) 500 450 400 350 300 250 200 150 100
50 0 9/2017 9/2018 9/2019 9/2020 9/2021 9/2022 Commercial
papers Pension loans Bank loans Bonds YIT | 82 | Investor
presentation, November 2017 YIT

Consolidated balance sheet September 30, 2017 (EUR million)
Revenue* Assets - Inventories, WIP in particular, account
for a major share Equity and liabilities 1,906 9/17 2,225
272 Non-current assets 1,693 Inventories 228 Trade and other receivables 32 Cash and cash equivalents 9/17 [VALUE] (52%)
WIP [VALUE] (36%) Land areas and plot owning companies
[VALUE] (10%) Shares in completed housing and real estate
companies [VALUE] (3%) Other 1,971 Equity 592 Non-current
borrowings 299 Current borrowings 311 Advances received 243
Trade and other liabilities 379 Other liabilities** 148 9/17
Note: Figures based on Group reporting (IFRS) * Last 12
months ** Includes deferred tax liabilities, pension
obligations, provisions and other liabilities YIT | 83 |
Investor presentation, November 2017 YIT

YIT's cost base in 2016 External services account for a
major share of YIT's costs IFRS, EUR million (% of cost base before EBITDA) Total cost base of EUR 1,388 million 1,678 13
27 [VALUE] (18%) [VALUE] (64%) [VALUE] (18%) 282 49 [VALUE]
18 Revenue Other operating income Change in inventories*
Personnel expenses External services Materials and supplies
Other items, net** EBITDA Depreciation and value adj* EBIT
Indicative cost structure of a Finnish residential project
10-15% Margin on EBIT-level 10% Fixed costs and marketing
10-15% Labour 35-45% Materials ~10% Design and project
management 15-20% Plot and infra *) Adjusted for interest
expenses included in operating profit **) Includes: Other
operating expenses, share of results in associated companies and production for own use NOTE: Figures based on Group
reporting (IFRS) YIT | 84 | Investor presentation, November
2017 YIT

# Business model in self-developed housing varies between countries

| | Finland | Russia |
|---|---|---|
| **Plot development** | DD & market analysis<br>• Zoning<br>• Permitting<br>• Design management | DD & market analysis<br>• Zoning<br>• Permitting<br>• Social infra and utilities planning<br>• Design mgmt |
| **Construction** | • Duration 12-15 months<br>• 1 phase: <50 apartments | • Duration 14-20 months<br>• 1 phase: >100 apartments |
| **Sales** | Pre-marketing<br>• Own sales network,<br>• ~80% sold before completion<br>• Sales tactics & price mgmt | • Own sales network,<br>• ~80% sold before completion<br>• Sales tactics & price mgmt<br>Service |
| **Cash flow profile** | • Plot acquisitions financed with debt/cash<br>  • Pre-agreements subject to zoning<br>  • In large area projects, payments in instalments<br>• During construction customers pay 15% down payments at signing<br>• Construction financed mostly by selling receivables | • Plot acquisitions financed with debt/cash<br>  • Payments increasingly in instalments<br>• Construction financed mostly with customer payments<br>  • 100% upfront payments in most of the deals |

YIT | 85 | Investor presentation, November 2017

II Housing indicators

Finland Start-ups expected to decrease slightly in 2017 and
2018 Residential start-ups (units) Consumers' views on
economic situation in one year's time (balance) Prices of
new dwellings (index 2010=100) Volume of new mortgages and
average interest rate (EUR million, %) Sources: Residential
start-ups: 2006-2014 Statistics Finland; 2015 - 2018F
Euroconstruct, June 2017, Consumer confidence: Statistics
Finland, Residential prices: Statistics Finland, Loans and
Interest rates: Bank of Finland Block of flats and terraced
houses Single family houses and other Finland's economy Own
economy 2006 19,042 16,531 35,573 2007 16,696 15,337 32,033
2008 11,868 11,493 23,361 2009 14,102 9,283 23,385 2010
21,048 12,477 33,525 2011 21,193 11,614 32,807 2012 20,070
9,772 29,842 2013 19,661 8,117 27,778 2014 19,403 6,870
26,273 2015 25,900 6,500 32,400 2016 30,800 6,700 37,500
2017F 25,200 7,300 32,500 2018F 23,100 7,900 31,000 1995
1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 -30 -20
-10 0 10 20 30 2010 2011 2012 2013 2014 2015 2016 2017 130
125 120 115 110 105 100 95 90 Finland Capital region Rest of
Finland 3,500 3,000 2,500 1,500 1,000 500 1990 1991 1992
1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004
2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016
2017 New drawdowns of housing loans, left axis Average
interest rate of new housing loans, right axis YIT | 87 |
Investor presentation, November 2017

Finland Housing indicators have improved slightly Unsold
completed units (residential development projects)
Residential building permits, start-ups and completions
(million m3) Construction cost index (2005=100) Construction confidence (balance) Unsold completed units: Confederation
of Finnish Construction Industries RT, Residential building
permits, Start-ups and completions: Confederation of Finnish
Construction Industries RT, Construction cost index:
Statistics Finland, Construction confidence: Confederation
of Finnish Industries EK 3000 2500 2000 1500 1000 500 0 2002
2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
2015 2016 2017 Million m3, 12 month sum Permits Starts
Completions 20.0 17.5 15.0 12.5 10.0 7.5 5.0 2.5 0.0 2006
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018
130 125 120 115 110 105 100 95 2005 2006 2007 2008 2009 2010
2011 2012 2013 2014 2015 2016 2017 Total index Labour
Materials Other inputs 40 20 0 -20 -40 -60 -80 2005 2006
2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 YIT |
88 | Investor presentation, November 2017

The Baltic Countries Residential construction is expected to level off The Baltic Countries Residential construction is
expected to level off Residential completions in Estonia
(units) Residential completions in Lithuania (units) New
residential construction volume (EUR million) Source:
Euroconstruct, June 2017 Block of flats Single family houses
2008 4,200 1,100 5,300 2009 2,000 1,000 3,000 2010 1,500 800
2,300 2011 1,208 710 1,918 2012 1,120 870 1,990 2013 1,113
966 2,079 2014 1,780 976 2,756 2015 2,699 1,270 3,969 2016
3,221 1,511 4,732 2017F 4,100 1,500 5,600 2018F 3,500 1,400
4,900 Block of flats Single family houses 2008 6,100 2,000
8,100 2009 2,400 1,800 4,200 2010 400 1,500 1,900 2011 1,640
1,022 2,662 2012 716 1,371 2,087 2013 861 1,376 2,237 2014
1,239 1,392 2,631 2015 1,106 1,136 2,242 2016 1,066 1,134
2,200 2017F 1,000 1,100 2,100 2018F 1,100 1,200 2,300 Block
of flats Single family houses 2008 7,800 4,000 11,800 2009
5,400 4,000 9,400 2010 700 3,000 3,700 2011 1,251 3,815
5,066 2012 1,879 3,342 5,221 2013 2,329 3,597 5,926 2014
2,933 4,691 7,624 2015 4,059 6,118 10,177 2016 5,179 7,524
12,703 2017F 5,600 5,700 11,300 2018F 5,000 5,200 10,200
Estonia Latvia Lithuania 2013 283 500 944 2014 362 480 1152
2015 445 427 1486 2016 490 410 1590 2017F 485 451 1590 2018F
466 505 1511 YIT | 89 | Investor presentation, November 2017

## The Czech Republic, Slovakia and Poland

# Start-ups forecasted to grow in the Czech Republic

### Residential start-ups in the Czech Republic (units)



43,500
37,300
28,200
27,500
23,800
22,100
24,400
26,400
27,200
30,600
32,200
25,100
20,700
18,400
18,900
16,000
13,700
13,700
15,000
17,200
18,000
18,800
18,400
16,600
9,800
8,600
7,800
8,400
10,700
11,400
10,000
12,600
13,400
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F 2018F
Block of flats
Single family houses

### Residential start-ups in Slovakia (units)



28,400
20,300
16,200
12,700
13,100
14,700
15,800
19,600
21,400
20,000
18,500
13,800
11,100
9,600
9,400
9,100
9,200
9,600
11,100
13,000
12,000
11,000
14,600
9,200
6,600
3,300
4,000
5,500
6,200
8,500
8,400
8,000
7,500
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F 2018F
Block of flats
Single family houses

### Residential start-ups in Poland (units)



174,700
142,900
158,100
162,200
141,800
127,400
148,100
168,400
173,900
172,000
180,000
96,300
89,800
86,500
90,500
79,700
72,700
74,700
79,200
83,600
82,000
85,000
78,400
53,100
71,600
71,700
62,100
54,700
73,400
89,200
90,300
90,000
95,000
2008 2009 2010 2011 2012 2013 2014 2015 2016 2017F 2018F
Block of flats
Single family houses

### New residential construction volume (EUR million)



3,500
3,000
2,500
2,000
1,500
1,000
500
0
12,000
10,000
8,000
6,000
4,000
2,000
0
2013 2014 2015 2016 2017F 2018F
Czech Republic
Slovakia
Poland, right axis

Source: Euroconstruct, June 2017

YIT | 90 | Investor presentation, November 2017

Russia Housing indicators House prices in primary markets
(thousand RUB per sq. m.) New residential construction
volume (EUR billion*) *At 2016 prices, excluding taxes. 1
EUR = 74.144 rubles Inflation in building materials (%)
Consumer confidence Sources: House prices: YIT, New
residential construction volume: Euroconstruct, June 2017,
Inflation in building materials: PMR Construction review,
April 2017, Consumer confidence: Bloomberg **Average
12/1998-9/2017 110 100 90 80 70 60 50 40 30 20 1/2009
07/2010 10/2011 4/2012 10/2012 4/2013 10/2013 4/2013 10/2013
4/2014 10/2014 4/2015 10/2015 4/2016 10/2016 4/2017 Moscow
(right axis) Yekaterinburg Rostov-on-Don Kazan St.
Petersburg 6/2011 12/2011 6/2012 12/2012 6/2013 12/2013
6/2014 12/2014 6/2015 12/2015 6/2016 12/2016 6/2017 12% 10%
8% 6% 4% 2% 0% *At 2016 prices, excluding taxes. 1 EUR =
74.144 rubles 2013 2014 2015 2016F 2017F 2018F 2019F 20 25
30 35 40 45 50 55 Consumer confidence Long Term average**
-40 -35 -30 -25 -20 -15 -10 -5 0 3/2009 3/2010 3/2011 3/2012
3/2013 3/2014 3/2015 3/2016 3/2017 YIT | 91 | Investor
presentation, November 2017

III Business premises and infrastructure construction
indicators

New non-residential construction forecasted to pick up
slightly in the Baltic countries in 2017 New non-residential construction volumes (index 2013=100 New non-residential
construction in Finland (EUR million) New non-residential
construction in the Baltic countries (EUR million) New
non-residential construction in Slovakia (EUR million)
Sources: Euroconstruct and Forecon, June 2017 220 200 180
160 140 120 100 80 60 40 2013 2014 2015 2016 2017F 2018F
Finland Estonia Latvia Lithuania Slovakia 1,600 1,400 1,200
1,000 800 600 400 200 0 2013 2014 2015 2016 2017F 2018F
Office buildings Commercial buildings Industrial buildings
1,000 900 800 700 600 500 400 300 200 100 0 2013 2014 2015
2016 2017F 2018F Estonia Latvia Lithuania 700 600 500 400
300 200 100 0 2013 2014 2015 2016 2017F 2018F Office
buildings Commercial buildings Industrial buildings
YIT | 93 | Investor presentation, November 2017

Finland Prime yields expected to decrease slightly Prime
yields in Helsinki Metropolitan Area (%) Vacancy rates in
Helsinki Metropolitan Area (%) Vacancy rates in selected
districts in Helsinki Metropolitan Area, % Prime office
yields in Finland, % Source: Catella Finland Market
Indicator, September 2017 9% 8% 7% 6% 5% 4% Q207 Q208 Q209
Q210 Q211 Q212 Q213 Q214 Q215 Q216 Q217 6.70% 4.50% 4.30%
Office Retail Industrial/Logistics Particularly long lease
agreements decrease yields by 0.1-0.7% 14% 12% 10% 8% 6% 4%
2% 0% Q201 Q203 Q205 Q207 Q209 Q211 Q213 Q215 Q217 Retail
Office Industrial and logistics 30% 25% 20% 15% 10% 5% 0%
Q209 Q210 Q211 Q212 Q213 Q214 Q215 Q216 Q217 Helsinki
Centre, 8.7% Ruoholahti, 11.3% Vallila, Sornainen, Hermanni,
Hakaniemi, 9.9% Pitajanmaki, 21.4% Leppavaara, 15.2%
Keilaniemi, 10.0% Aviapolis Airport Area, 10.7% 10% 9% 8% 7%
6% 5% 4% Q207 Q208 Q209 Q210 Q211 Q212 Q213 Q214 Q215 Q216
Q217 Helsinki 4.30% Tampere 6.75% Turku 7.25% Oulu 7.50%
Lahti 7.50% Vaasa 8.00% Jyvaskyla 7.75% Particularly long
lease agreements currently decrease yields by 0.1-0.7%
points YIT | 94 | Investor presentation, November 2017

The Baltic countries Yields are expected decrease slightly
Prime office yields in the Baltic countries (%) Prime office rents in the Baltic countries, (%, EUR / sq. m. / year)
Prime retail yields in the Baltic countries (%) Prime retail rents in the Baltic countries, (%, EUR / sq. m. / year)
Source: Newsec Property Outlook, October 2017 10% 9% 8% 7%
6% 2010 2011 2012 2013 2014 2015 2016 2017E Tallinn Riga
Vilnius 7 6 5 4 3 2 1 0 210 180 150 120 90 60 30 0 Tallinn
Riga Vilnius Average Annual Rental Growth 2011-2016 (left
axis) Average Annual Rental Growth 2016-2017E (left axis)
Rent Level 2017E (right axis) 10 9 8 7 6 2010 2011 2012 2013
2014 2015 2016 2017E Tallinn Riga Vilnius 3 2.5 2 1.5 1 0.5
0 Tallinn Riga Vilnius Average Annual Rental Growth
2011-2016 (left axis) Average Annual Rental Growth
2016-2017E (left axis) Rent Level 2017E (right axis) 300 250
200 150 100 50 0 YIT | 95 | Investor presentation, November
2017

Infrastructure construction in Finland Market expected to
remain stable in 2017 Infrastructure market in Finland (EUR
million) Infrastructure sectors in Finland (2016) Energy and water works 25% Other 11% Roads 35% Railways 14% Other
transport 3% Telecom-munications 11% Sources: Euroconstruct,
June 2017 7,000 6,000 5,000 4,000 3,000 2,000 1,000 0 2013
2014 2015 2016 2017F 2018F New Renovation YIT | 96 |
Investor presentation, November 2017

IV Ownership

YIT's major shareholders September 30, 2017 Shareholder
Shares % of share capital 1. Varma Mutual Pension Insurance
Company 12,000,000 9.43 2. OP funds 5,786,600 4.55 3. Herlin
Antti 4,710,180 3.70 4. Elo Mutual Pension Insurance Company
3,335,468 2.62 5. The State Pension Fund 3,075,000 2.42 6.
Danske Invest funds 2,957,517 2.32 7. Ilmarinen Mutual
Pension Insurance Company 2,237,573 1.76 8. Aktia funds
1,530,000 1.20 9. OP Cooperative 1,425,448 1.12 10. Etera
Mutual Pension Insurance Company 1,410,000 1.11 Ten largest
total 38,467,786 30.24 Nominee registered shares 26,631,716
20.93 Other shareholders 62,123,920 48.83 Total 127,223,422
100.00 Number of shareholders and share of non-Finnish
ownership, September 30, 2017 22.1% 27.9% 39.9% 45.9% 52.9%
25,515 29,678 32,476 36,547 36,064 43,752 44,312 41,944
40,016 42,436 4,928 7,456 9,368 14,364 15,265 36.5% 38.7%
37.9% 32.2% 34.8% 33.8% 29.3% 26.3% 29.5% 21.6% 12/2003
12/2004 12/2005 12/2006 12/2007 12/2008 12/2009 12/2010
12/2011 12/2012 12/2013 12/2014 12/2015 12/2016 9/2017
Number of shareholders Non-Finnish ownership, % of share
capital YIT | 98 | Investor presentation, November 2017

Disclaimer This presentation has been prepared by, and the
information contained herein (unless otherwise indicated)
has been provided by YIT Corporation (the "Company"). By
attending the meeting or event where this presentation is
made, or by reading the presentation slides, you agree to be bound by the following limitations. This presentation is
being furnished to you solely for your information on a
confidential basis and may not be reproduced, redistributed
or passed on, in whole or in part, to any other person. This presentation does not constitute or form part of and should
not be construed as, an offer to sell, or the solicitation
or invitation of any offer to buy, acquire or subscribe for, securities of the Company or any of its subsidiaries in any
jurisdiction or an inducement to enter into investment
activity. No part of this presentation, nor the fact of its
distribution, should form the basis of, or be relied on in
connection with, any contract or commitment or investments
decision whatsoever. The information contained in this
presentation has not been independently verified. No
representation, warranty or undertaking, expressed or
implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the
information or the opinions contained herein. Neither the
Company nor any of its respective affiliates, advisors or
representatives nor any other person shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of the Company and the transactions discussed
in this presentation, including the merits and risks
involved. This presentation includes "forward-looking
statements". These statements contain the words
"anticipate", "will", "believe", "intend", "estimate",
"expect" and words of similar meaning. All statements other
than statements of historical facts included in this
presentation, including, without limitation, those regarding the Company's financial position, business strategy, plans
and objectives of management for future operations, are
forward-looking statements. Such forward-looking statements
involve known and unknown risks, uncertainties and other
important factors that could cause the actual results,
performance or achievements of the Company to be materially
different from future results, performance or achievements
expressed or implied by such forward-looking statements.
Such forward-looking statements are based on numerous
assumptions regarding the Company's present and future
business strategies and the environment in which the Company will operate in the future. These forward-looking statements speak only as at the date of this presentation. The Company
expressly disclaims any obligation or undertaking to
disseminate any updates or revisions to any forward-looking
statements contained herein to reflect any change in the
Company's expectations with regard thereto or any change in
events, conditions or circumstances on which any such
statement is based. The Company cautions you that
forward-looking statements are not guarantees of future
performance and that its actual financial position, business strategy, plans and objectives of management for future
operations may differ materially from those made in or
suggested by the forward-looking statements contained in
this presentation. In addition, even if the Company's
financial position, business strategy, plans and objectives
of management for future operations are consistent with the
forward-looking statements contained in this presentation,
those results or developments may not be indicative of
results or developments in future periods. Neither the
Company nor any other person undertakes any obligation to
review or confirm or to release publicly any revisions to
any forward-looking statements to reflect events that occur
or circumstances that arise after the date of this
presentation. YIT | 99 | Investor presentation, November
2017

Disclaimer Important information regarding the merger of YIT and Lemminkainen The information contained in this
presentation regarding the merger of YIT Corporation ("YIT")
and Lemminkainen Corporation ("Lemminkainen") (unless
otherwise indicated) has been provided by YIT and
Lemminkainen. By attending the meeting where this
presentation is made, or by reading the presentation slides, you agree to be bound by the following limitations. This
presentation is being furnished to you solely for your
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reproduced, redistributed or passed on, in whole or in part,
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prospectus and as such, does not constitute or form part of and should not be construed as, an offer to sell, or the
solicitation or invitation of any offer to buy, acquire or
subscribe for, any securities or an inducement to enter into investment activity. Any decision with respect to the
proposed statutory absorption merger of Lemminkainen into
YIT (the "Merger") should be made solely on the basis of
information to be contained in the actual notices to the
extraordinary general meeting of YIT and Lemminkainen, as
applicable, and the merger prospectus related to the Merger
as well as on an independent analysis of the information
contained therein. You should consult the merger prospectus
for more complete information about YIT, Lemminkainen, their respective subsidiaries, their respective securities and the
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whatsoever. The information contained in this presentation
has not been independently verified. No representation,
warranty or undertaking, expressed or implied, is made as
to, and no reliance should be placed on, the fairness,
accuracy, completeness or correctness of the information or
the opinions contained herein. Neither YIT nor Lemminkainen, nor any of their respective affiliates, advisors or
representatives or any other person, shall have any
liability whatsoever (in negligence or otherwise) for any
loss however arising from any use of this presentation or
its contents or otherwise arising in connection with the
presentation. Each person must rely on their own examination and analysis of YIT, Lemminkainen, their respective
subsidiaries, their respective securities and the Merger,
including the merits and risks involved. This presentation
includes "forward-looking statements." These statements may
not be based on historical facts, but are statements about
future expectations. When used in this presentation, the
words "aims," "anticipates," "assumes," "believes," "could,"
"estimates," "expects," "intends," "may," "plans," "should,"
"will," "would" and similar expressions as they relate to
YIT, Lemminkainen, the Merger or the combination of the
business operations of YIT and Lemminkainen identify certain of these forward-looking statements. Other forward-looking
statements can be identified in the context in which the
statements are made. Forward-looking statements are set
forth in a number of places in this presentation, including
wherever this presentation include information on the future results, plans and expectations with regard to the combined
company's business, including its strategic plans and plans
on growth and profitability, and the general economic
conditions. These forward-looking statements are based on
present plans, estimates, projections and expectations and
are not guarantees of future performance. They are based on
certain expectations, which, even though they seem to be
reasonable at present, may turn out to be incorrect. Such
forward-looking statements are based on assumptions and are
subject to various risks and uncertainties. Shareholders
should not rely on these forward-looking statements.
Numerous factors may cause the actual results of operations
or financial condition of the combined company to differ
materially from those expressed or implied in the
forward-looking statements. Neither YIT nor Lemminkainen,
nor any of their respective affiliates, advisors or
representatives or any other person undertakes any
obligation to review or confirm or to release publicly any
revisions to any forward-looking statements to reflect
events that occur or circumstances that arise after the date of this presentation. The combined financial information is
presented for illustrative purposes only. The combined
income statement information has been calculated assuming
the activities had been included in one entity from the
beginning of each period. The preliminary revenue, adjusted
operating profit and operating profit of the combined
company have been calculated as a sum of combined financial
information for the twelve months ended 31 December 2016.
The combined financial information is based on a
hypothetical situation and should not be viewed as pro forma financial information. This presentation includes estimates
relating to the synergy benefits expected to arise from the
Merger and the combination of the business operations of YIT and Lemminkainen, which have been prepared by YIT and
Lemminkainen and are based on a number of assumptions and
judgments. Such estimates present the expected future impact of the Merger and the combination of the business operations of YIT and Lemminkainen on the combined company's business,
financial condition and results of operations. The
assumptions relating to the estimated synergy are inherently uncertain and are subject to a wide variety of significant
business, economic, and competitive risks and uncertainties
that could cause the actual synergy benefits from the Merger and the combination of the business operations of YIT and
Lemminkainen, if any, to differ materially from the
estimates in this presentation. Further, there can be no
certainty that the Merger will be completed in the manner
and timeframe described in this presentation, or at all.
Notice to Lemminkainen Corporation Shareholders in the
United States The YIT Corporation shares to be issued in
connection with the merger have not been registered under
the U.S. Securities Act of 1933, as amended (the "Securities
Act") and are being issued in reliance on the exemption from registration set forth in Rule 802 under the Securities Act.
YIT Corporation and Lemminkainen Corporation are Finnish
companies and the issuance of YIT Corporation shares will be subject to procedural and disclosure requirements in Finland that may be different from those of the United States. Any
financial statements or other financial information included on this presentation may have been prepared in accordance
with non-U.S. accounting standards thatmay not be comparable to the financial statements of U.S. companies or companies
whose financial statements are prepared in accordance with
generally accepted accounting principles in the United
States. It may be difficult for U.S. shareholders of
Lemminkainen Corporation to enforce their rights and any
claims they may have arising under U.S. federal securities
laws in connection with the merger, since YIT Corporation
and Lemminkainen Corporation are located in non-U.S.
jurisdictions, and some or all of YIT Corporation's and
Lemminkainen Corporation's officers and directors may be
residents of countries other than the United States. As a
result, U.S. shareholders of Lemminkainen Corporation may
not be able to sue YIT Corporation or Lemminkainen
Corporation or their respective officers and directors in a
court in Finland for violations of U.S. federal securities
laws. Further, it may be difficult to compel YIT Corporation or Lemminkainen Corporation to subject themselves to the
jurisdiction or judgment of a U.S. court. Lemminkainen
Corporation's shareholders should be aware that YIT
Corporation may purchase Lemminkainen Corporation's shares
otherwise than under the merger, such as in open market or
privately negotiated purchases, at any time during the
pendency of the proposed merger. YIT | 100 | Investor
presentation, November 2017

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